UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    March 22, 2005

PROCENTURY CORPORATION

(Exact Name of registrant as Specified in Charter)

Ohio (State or other jurisdiction of Incorporation)	000-50641 (Commission File Number)	31-1718622 (I.R.S. Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio  43082
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: 614-895-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 22, 2005, the Compensation Committee of the Board of Directors of ProCentury Corporation (the “Company”) adopted a schedule of return on average equity percentages (“ROE”) as the performance goals for determining the amount of the 2005 annual bonuses to be paid to executive officers under the Company’s 2004 Annual Incentive Plan.

     The Compensation Committee also awarded restricted stock grants under the Company’s 2004 Stock Option and Award Plan (the “Option Plan”) to Edward F. Feighan, the Company’s Chairman, Chief Executive Officer and President, Christopher C. Timm, the Company’s Executive Vice President and Secretary, and Charles D. Hamm, Jr., the Company’s Chief Financial Officer and Treasurer, for 19,365, 18,000 and 17,659 common shares, respectively. The shares are subject to a four-year vesting schedule in which 25% of the shares will vest on each anniversary of the date of grant if a target ROE for the two fiscal years preceding the vesting date has been achieved. In addition, the shares are subject to the provisions set forth in the employment agreements entered into by the Company with each of the executive officers on December 15, 2003, which provide for the full acceleration of vesting of equity awards granted to such officers in the event of termination of employment by reason of death, discharge by the Company other than for cause or the officer’s resignation for good reason or if within twelve months following a change of control, employment is terminated by the Company other than for cause or the officer resigns for good reason. The Company will enter into a restricted stock award agreement with each of these individuals setting forth the vesting and other terms of the award, the form of which will be filed as an exhibit to the Company’s Quarterly Report for the quarter ended March 31, 2005.

     The Compensation Committee also approved equity compensation awards for the Company’s non-employee directors under the Option Plan, consisting of (a) an option to purchase 1,000 common shares to be granted to future non-employee directors upon initial election to the Board of Directors, (b) an option to purchase 2,000 common shares to be granted immediately following each annual meeting of shareholders to each non-employee director who continues to serve on the Board of Directors following such meeting, and (c) an option to purchase 1,000 common shares to each of the Company’s current non-employee directors, Michael J. Endres, Robert F. Fix, Jeffrey A. Maffett, Press C. Southworth III, Alan R. Weiler and Robert J. Woodward, Jr. The exercise price of such options will be the fair market value of the common shares on the date of grant, which was $10.50 on March 22, 2005, and the shares will vest as to 1/36 of the total number of shares at the end of each full calendar month of continued service on the Board of Directors following the grant date. The Company will enter into a stock option award agreement with each of the non-employee directors setting forth the vesting and other terms of the option grant, the form of which will be filed as an exhibit to the Company’s Quarterly Report for the quarter ended March 31, 2005.

Item 7.01 Regulation FD Disclosure.

     On March 24, 2005, the Company announced that its Board of Directors had declared a dividend on the Company’s common shares of $0.02 payable on April 28, 2005 to shareholders of record on April 7, 2005. A copy of the press release announcing the dividend is furnished as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99 Press release dated March 24, 2005.

     Exhibit 99 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCENTURY CORPORATION (Registrant)

Date: March 24, 2005	/s/ Charles D. Hamm, Jr.
Charles D. Hamm, Jr. Chief Financial Officer and Treasurer